Exhibit 3.3
CERTIFICATE OF AMENDMENT
TO THE
SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CAVA GROUP, INC.
Cava Group, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
1.The amendment to the Sixth Amended and Restated Certificate of Incorporation of the Corporation (as amended, the “Certificate of Incorporation”) set forth herein has been duly adopted in accordance with Sections 242 and 228 of the DGCL.
2.Article I of the Certificate of Incorporation is hereby amended in its entirety as follows:
The name of this corporation is CAVA Group, Inc. (the “Corporation”).
3.The first paragraph of Section 4.1 of Article IV of the Certificate of Incorporation is hereby amended in its entirety as follows:
“Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is 261,874,110 shares, which shall be divided into two classes: (i) 150,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 111,874,110 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”), of which 16,002,549 shares have been designated Series A Preferred Stock (“Series A Preferred Stock”), 7,731,015 shares have been designated Series B Preferred Stock (“Series B Preferred Stock”), 5,205,333 shares have been designated Series C Preferred Stock (“Series C Preferred Stock”), 4,463,088 shares have been designated Series D Preferred Stock (“Series D Preferred Stock”), 61,570,716 shares have been designated Series E Preferred Stock (“Series E Preferred Stock”), and 16,901,409 shares have been designated Series F Preferred Stock (“Series F Preferred Stock” and, together with the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the “Stock”).
Upon the effectiveness of the filing (the “Split Effective Time”) of this Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, (a) each share of common stock, par value $0.0001 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Split Effective Time, shall automatically, without further action on the part of the Corporation or any holder of such Old Common Stock, be reclassified as and become 3 validly issued, fully paid and non-assessable shares of Common Stock, (b) each share of Series A Preferred Stock (the “Old Series A Preferred Stock”), issued and outstanding immediately prior to the Split Effective Time, shall automatically, without further action on the part of the Corporation or any holder of such Old Series A Preferred Stock, be reclassified as and become 3 validly issued, fully paid and non-assessable shares of Series A Preferred Stock, (c) each share of Series B Preferred Stock (the “Old Series B Preferred Stock”), issued and outstanding immediately prior to the Split Effective Time, shall automatically, without further action on the part of the Corporation or any holder of such Old Series B Preferred Stock, be reclassified as and become 3 validly issued, fully paid and non-assessable shares of Series B Preferred Stock, (d) each share of Series C Preferred Stock (the “Old Series C Preferred Stock”), issued and outstanding immediately prior to the Split Effective Time, shall automatically, without further action on the part of the Corporation or any holder of such Old Series C Preferred Stock, be reclassified as and become 3 validly issued, fully paid and non-assessable shares of Series C Preferred Stock, (e) each share of Series D Preferred Stock (the “Old Series D Preferred Stock”), issued and outstanding immediately prior to the Split Effective Time, shall automatically, without further action on the part of the Corporation or any holder of such Old Series D Preferred Stock, be reclassified as and become 3 validly issued, fully paid and non-assessable shares of Series D Preferred Stock, (f) each share of Series E Preferred Stock (the “Old Series E Preferred Stock”), issued and outstanding immediately prior to the Split Effective Time, shall automatically, without further action on the part of the Corporation or any holder of such Old Series E Preferred Stock, be reclassified as and become 3 validly issued, fully paid and non-assessable shares of Series E Preferred Stock, and (g) each share of Series F Preferred Stock (the “Old Series F Preferred Stock” and, together with the Old Common Stock, the Old Series A Preferred Stock, the Old Series B Preferred Stock, the Old Series C Preferred Stock, the Old Series D Preferred Stock, the Old Series E Preferred Stock, the “Old Stock”), issued and outstanding immediately prior to the Split Effective Time, shall automatically, without further action on the part of the Corporation or any holder of such Old Series F Preferred Stock, be reclassified as and become 3 validly issued, fully paid and non-assessable shares of Series F Preferred Stock (the “Stock Split”). The reclassification of the Old Stock into Stock shall occur at the Split Effective Time, regardless of when and whether the certificates, if any, previously representing such shares of Old Stock are physically surrendered to the Corporation in exchange for certificates representing the shares of Stock into which they shall have been reclassified pursuant to this paragraph. After the Split Effective Time, any certificates previously representing shares of Old Stock will, until such certificates are surrendered to the Corporation, be deemed to represent the whole number of shares of Stock into which such shares of Old Stock shall have been reclassified pursuant to this Certificate of Amendment. There shall be no fractional shares issued with respect to the reclassification of shares of Old Stock. In lieu of fractional shares, the Corporation shall pay to each holder otherwise entitled to receive any such fraction an amount of cash equal to the fair value thereof, as determined in good faith by the Board of Directors. For the avoidance of doubt and notwithstanding any other provision hereof, all of the share numbers and dollar amounts expressed herein have been adjusted to give effect to the Stock Split and shall not be further adjusted as a result of the Stock Split.”
4.The last sentence in Section 4.2.1 of Article IV of the Certificate of Incorporation is hereby deleted and replaced with the following sentence:
“The “Original Issue Price”, shall mean, having given effect to the Stock Split, (1) for Series A Preferred Stock, $2.86832 per share (the “Series A Original Issue Price”); (2) for Series B Preferred Stock, $5.73663 per share (the “Series B Original Issue Price”); (3) for Series C Preferred Stock, $6.77190 per share (the “Series C Original Issue Price”); (4) for Series D Preferred Stock, $7.55333 per share (the “Series D Original Issue Price”); (5) for Series E Preferred Stock, $7.55333 per share (the “Series E Original Issue Price”); and (6) for Series F Preferred Stock, $12.54333 per share (the “Series F Original Issue Price”), in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such series.”
5.The reference to “3,694,874 shares” in the first sentence of Section 4.2.4 of Article IV of the Certificate of Incorporation shall be amended to refer to “11,084,622 shares”.
6.The reference to “500,000 shares” in the first sentence of each of Sections 4.2.4A and 4.2.4B of Article IV of the Certificate of Incorporation shall be amended to refer to “1,500,000 shares”.
7.The reference to “250,000 shares” in the first sentence of Section 4.2.4C of Article IV of the Certificate of Incorporation shall be amended to refer to “750,000 shares”.
8.The second sentence in Section 4.2.5(a)(A) of Article IV of the Certificate of Incorporation is hereby deleted and replaced with the following sentence:
“The “Conversion Price” per share shall, having given effect to the Stock Split, be equal to (i) in the case of the Series A Preferred Stock, the Series A Original Issue Price, (ii) in the case of the Series B Preferred Stock, the Series B Original Issue Price, (iii) in the case of the Series C Preferred Stock, the Series C Original Issue Price, (iv) in the case of the Series D Preferred Stock, the Series D Original Issue Price, (v) in the case of the Series E Preferred Stock, the Series E Original Issue Price and (vi) in the case of the Series F Preferred Stock, the Series F Original Issue Price.”

9.Clause (a) of Section 4.2.6(a) of Article IV of the Certificate of Incorporation is hereby amended by changing “the closing of a Qualified Public Offering (as defined below)” to “immediately prior to the effectiveness of the Seventh Amended and Restated Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware in connection with a Qualified Public Offering (as defined below)”.
10.This Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation of the Corporation shall be effective on and as of the date of filing of this Certificate of Amendment with the office of the Secretary of State of the State of Delaware.
[Signature Page Follows]

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation to be duly executed this 2nd day of June, 2023.

CAVA GROUP, INC.

By:	/s/ Brett Schulman
	Name:	Brett Schulman
	Title:	President and CEO
[Signature Page to Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation]